UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
February 14, 2007
(Date of Earliest Event Reported)
West Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-21771 (Commission File Number)	47-0777362 (I.R.S. Employer Identification No.)
11808 Miracle Hills Drive, Omaha, Nebraska 68154
(Address of principal executive offices)
Registrant’s telephone number, including area code: (402) 963-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
First Amendment to Credit Agreement
     On February 14, 2007, West Corporation (“West” or the “Company”), certain domestic subsidiaries of West (the “Subsidiary Borrowers”), as borrowers and guarantors, and Lehman Commercial Paper Inc. (“Lehman”), as administrative agent, entered into Amendment No. 1 (the “First Amendment”) to the credit agreement, dated as of October 24, 2006, by and among West, Lehman and the various lenders party thereto, as lenders (the “Credit Agreement”). The Subsidiary Borrowers consist of the following domestic subsidiaries of West: CenterPost Communications, Inc.; InPulse Response Group, Inc.; InterCall, Inc.; Intrado, Inc.; Ringer Acquisition Corp.; West Asset Management, Inc.; West Direct, Inc.; West Interactive Corporation; West Business Services, LP; and West Telemarketing, LP.
     The terms of the First Amendment include a re-pricing, an expansion of the term loan credit facility by $165.0 million and a soft call option. The re-pricing calls for a pricing grid based on West’s debt rating and ranging from 2.75% to 2.125% for Eurocurrency rate loans, currently priced at 2.375%, and ranging from 1.75% to 1.125% for base rate loans, currently priced at 1.375%. After the expansion of the term loan credit facility, the aggregate facility is $2.265 billion. The soft call option provides for a premium equal to 1.0% of the amount of the repricing payment in the event that prior to the first anniversary of the First Amendment effective date, West or the Subsidiary Borrowers elect another refinancing amendment.
     The First Amendment amends the guaranty to the Credit Agreement to include West and each Subsidiary Borrower as a guarantor.
     The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
10.1	Amendment No. 1, dated as of February 14, 2007, by and among West, certain domestic subsidiaries of West and Lehman, as administrative agent, to the credit agreement, dated as of October 24, 2006, by and among West, Lehman and the various lenders party thereto, as lenders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION
Dated: February 20, 2007	By:	/s/ Paul M. Mendlik
Paul M. Mendlik
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, dated as of February 14, 2007, by and among West, certain domestic subsidiaries of West and Lehman, as administrative agent, to the credit agreement, dated as of October 24, 2006, by and among West, Lehman and the various lenders party thereto, as lenders.